                                                                     Exhibit 4.5



                             AVIATION SALES COMPANY

                   THE GUARANTORS LISTED ON SCHEDULE I HERETO


            8.00% SENIOR SUBORDINATED CONVERTIBLE PIK NOTES DUE 2006



                                   INDENTURE


                           [____________] [___], 2001


                                HSBC BANK USA,
                                    TRUSTEE
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                                TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE..........................................................   1
   Section 1.01.      Definitions..............................................................................   1
   Section 1.02.      Other Definitions........................................................................  16
   Section 1.03.      Incorporation by Reference of Trust Indenture Act........................................  16
   Section 1.04.      Rules of Construction....................................................................  17

ARTICLE 2. THE NOTES...........................................................................................  17
   Section 2.01.      Form and Dating..........................................................................  17
   Section 2.02.      Execution and Authentication.............................................................  19
   Section 2.03.      Registrar, Paying Agent and Conversion Agent.............................................  19
   Section 2.04.      Paying Agent to Hold Money in Trust......................................................  19
   Section 2.05.      Holder Lists.............................................................................  20
   Section 2.06.      Transfer and Exchange....................................................................  21
   Section 2.07.      Replacement Notes........................................................................  24
   Section 2.08.      Outstanding Notes........................................................................  25
   Section 2.09.      Treasury Notes...........................................................................  25
   Section 2.10.      Temporary Notes..........................................................................  25
   Section 2.11.      Cancellation.............................................................................  25
   Section 2.12.      Defaulted Interest.......................................................................  26

ARTICLE 3. REDEMPTION AND PREPAYMENT...........................................................................  26
   Section 3.01.      Notice to Trustee........................................................................  26
   Section 3.02.      Selection of Notes to Be Redeemed........................................................  26
   Section 3.03.      Notice of Redemption.....................................................................  27
   Section 3.04.      Effect of Notice of Redemption...........................................................  28
   Section 3.05.      Deposit of Redemption Price..............................................................  28
   Section 3.06.      Notes Redeemed in Part...................................................................  28
   Section 3.07.      Optional Redemption......................................................................  29
   Section 3.08.      Mandatory Redemption.....................................................................  29
   Section 3.09.      Offer to Purchase by Application of Excess Proceeds......................................  30

ARTICLE 4. COVENANTS...........................................................................................  31
   Section 4.01.      Payment of Notes.........................................................................  31
   Section 4.02.      Maintenance of Office or Agency..........................................................  32
   Section 4.03.      Reports..................................................................................  32
   Section 4.04.      Compliance Certificate...................................................................  33
   Section 4.05.      Taxes....................................................................................  34
   Section 4.06.      Stay, Extension and Usury Laws...........................................................  34
   Section 4.07.      Restricted Payments......................................................................  34
   Section 4.08.      Dividend and Other Payment Restrictions Affecting Subsidiaries...........................  36
   Section 4.09.      Incurrence of Indebtedness and Issuance of Preferred Stock...............................  37
   Section 4.10.      Asset Sales..............................................................................  39
   Section 4.11.      Transactions with Affiliates.............................................................  40
   Section 4.12.      Liens....................................................................................  41
   Section 4.13.      Business Activities......................................................................  41

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
   Section 4.14.      Corporate Existence......................................................................  41
   Section 4.15.      Offer to Repurchase Upon a Change of Control.............................................  41
   Section 4.16.      No Senior Subordinated Debt..............................................................  43
   Section 4.17.      Additional Subsidiary Guarantees.........................................................  43
   Section 4.18.      Payments for Consent.....................................................................  43
   Section 4.19.      Board of Directors.......................................................................  44

ARTICLE 5. SUCCESSORS..........................................................................................  44
   Section 5.01.      Merger, Consolidation, or Sale of Assets.................................................  44
   Section 5.02.      Successor Person Substituted.............................................................  44

ARTICLE 6. DEFAULTS AND REMEDIES...............................................................................  45
   Section 6.01.      Events of Default........................................................................  45
   Section 6.02.      Acceleration.............................................................................  46
   Section 6.03.      Remedies.................................................................................  47
   Section 6.04.      Waiver of Past Defaults..................................................................  47
   Section 6.05.      Control by Majority......................................................................  47
   Section 6.06.      Limitation on Suits......................................................................  47
   Section 6.07.      Rights of Holders to Receive Payment.....................................................  48
   Section 6.08.      Collection Suit by Trustee...............................................................  48
   Section 6.09.      Trustee May File Proofs of Claim.........................................................  48
   Section 6.10.      Priorities...............................................................................  49
   Section 6.11.      Undertaking for Costs....................................................................  49

ARTICLE 7. TRUSTEE.............................................................................................  50
   Section 7.01.      Duties of Trustee........................................................................  50
   Section 7.02.      Rights of Trustee........................................................................  51
   Section 7.03.      Individual Rights of Trustee.............................................................  52
   Section 7.04.      Trustee's Disclaimer.....................................................................  52
   Section 7.05.      Notice of Defaults.......................................................................  52
   Section 7.06.      Reports by Trustee to Holders............................................................  52
   Section 7.07.      Compensation and Indemnity...............................................................  53
   Section 7.08.      Replacement of Trustee...................................................................  54
   Section 7.09.      Successor Trustee by Merger, etc.........................................................  55
   Section 7.10.      Eligibility; Disqualification............................................................  55
   Section 7.11.      Preferential Collection of Claims Against Company........................................  55

ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE............................................................  55
   Section 8.01.      Option to Effect Legal Defeasance or Covenant Defeasance.................................  55
   Section 8.02.      Legal Defeasance and Discharge...........................................................  55
   Section 8.03.      Covenant Defeasance......................................................................  56
   Section 8.04.      Conditions to Legal or Covenant Defeasance...............................................  56
   Section 8.05.      Deposited Money and Government Securities to be Held in Trust;
                      Other Miscellaneous Provisions...........................................................  58
   Section 8.06.      Repayment to Company.....................................................................  58
   Section 8.07.      Reinstatement............................................................................  59

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
ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER....................................................................  59
   Section 9.01.      Without Consent of Holders...............................................................  59
   Section 9.02.      With Consent of Holders..................................................................  60
   Section 9.03.      Compliance with Trust Indenture Act......................................................  61
   Section 9.04.      Revocation and Effect of Consents........................................................  61
   Section 9.05.      Notation on or Exchange of Notes.........................................................  62
   Section 9.06.      Trustee to Sign Amendments, etc..........................................................  62

ARTICLE 10. SUBORDINATION......................................................................................  62
   Section 10.01.     Agreement to Subordinate.................................................................  62
   Section 10.02.     Liquidation; Dissolution; Bankruptcy.....................................................  63
   Section 10.03.     Default on Designated Senior Debt........................................................  63
   Section 10.04.     Acceleration of Notes....................................................................  64
   Section 10.05.     When Distribution Must be Paid Over......................................................  64
   Section 10.06.     Notice by Company........................................................................  64
   Section 10.07.     Subrogation..............................................................................  64
   Section 10.08.     Relative Rights..........................................................................  65
   Section 10.09.     Subordination May Not be Impaired by Company.............................................  65
   Section 10.10.     Distribution or Notice to Representative.................................................  65
   Section 10.11.     Rights of Trustee and Paying Agent.......................................................  65
   Section 10.12.     Authorization to Effect Subordination....................................................  66
   Section 10.13.     Amendments...............................................................................  66

ARTICLE 11. SUBSIDIARY GUARANTEES..............................................................................  66
   Section 11.01.     Guarantee................................................................................  66
   Section 11.02.     Limitation on Guarantor Liability........................................................  67
   Section 11.03.     Execution and Delivery of Subsidiary Guarantee...........................................  68
   Section 11.04.     Guarantors May Consolidate, etc., on Certain Terms.......................................  68
   Section 11.05.     Release..................................................................................  69

ARTICLE 12. SUBORDINATION OF SUBSIDIARY GUARANTEE..............................................................  70
   Section 12.01.     Agreement to Subordinate.................................................................  70
   Section 12.02.     Liquidation; Dissolution; Bankruptcy.....................................................  70
   Section 12.03.     Default on Designated Senior Debt........................................................  70
   Section 12.04.     Acceleration of Subsidiary Guarantees....................................................  71
   Section 12.05.     When Distribution Must be Paid Over......................................................  71
   Section 12.06.     Notice by Guarantor......................................................................  71
   Section 12.07.     Subrogation..............................................................................  72
   Section 12.08.     Relative Rights..........................................................................  72
   Section 12.09.     Subordination May Not be Impaired by Guarantor...........................................  72
   Section 12.10.     Distribution or Notice to Representative.................................................  73
   Section 12.11.     Rights of Trustee and Paying Agent.......................................................  73
   Section 12.12.     Authorization to Effect Subordination....................................................  74
   Section 12.13.     Amendments...............................................................................  74

ARTICLE 13. SATISFACTION AND DISCHARGE.........................................................................  74
   Section 13.01.     Satisfaction and Discharge...............................................................  74

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
   Section 13.02.     Application of Trust Money...............................................................  75

ARTICLE 14. CONVERSION.........................................................................................  76
   Section 14.01.     Mandatory Conversion.....................................................................  76
   Section 14.02.     Conversion Procedure; Conversion Rate; Fractional Shares.................................  76
   Section 14.03.     Reserved.................................................................................  77
   Section 14.04.     Reserved.................................................................................  77
   Section 14.05.     Reserved.................................................................................  77
   Section 14.06.     Reserved.................................................................................  77
   Section 14.07.     Company To Reserve Stock: Registration; Listing..........................................  77
   Section 14.08.     Taxes on Conversion......................................................................  77
   Section 14.09.     Covenant as to Common Stock..............................................................  78
   Section 14.10.     Company Determination Final..............................................................  78
   Section 14.11.     Trustee's Disclaimer.....................................................................  78
   Section 14.12.     Cancellation of Converted Notes..........................................................  78

ARTICLE 15. MEETINGS OF HOLDERS OF NOTES.......................................................................  78
   Section 15.01.     Purposes for Which Meetings May Be Called................................................  78
   Section 15.02.     Manner of Calling Meetings...............................................................  78
   Section 15.03.     Call of Meeting by the Company or the Holders............................................  79
   Section 15.04.     Who May Attend and Vote at Meetings......................................................  79
   Section 15.05.     Quorum; Action...........................................................................  79
   Section 15.06.     Regulations May Be Made by Trustee; Conduct of the Meeting; Voting
                      Rights - Adjournment.....................................................................  80
   Section 15.07.     Manner of Voting at Meetings and Record to Be Kept.......................................  81
   Section 15.08.     Exercise of Rights of Trustee and Holders Not to Be Hindered or Delayed..................  81

ARTICLE 16. MISCELLANEOUS......................................................................................  81
   Section 16.01.     Trust Indenture Act Controls.............................................................  81
   Section 16.02.     Notices..................................................................................  82
   Section 16.03.     Communication by Holders with Other Holders..............................................  83
   Section 16.04.     Acts of Holders..........................................................................  83
   Section 16.05.     Certificate and Opinion as to Conditions Precedent.......................................  84
   Section 16.06.     Statements Required in Certificate or Opinion............................................  84
   Section 16.07.     Rules by Trustee and Agents..............................................................  85
   Section 16.08.     Anti-Dilution............................................................................  85
   Section 16.09.     No Personal Liability of Directors, Officers, Employees and Stockholders.................  86
   Section 16.10.     Governing Law............................................................................  86
   Section 16.11.     No Adverse Interpretation of Other Agreements............................................  87
   Section 16.12.     Successors...............................................................................  87
   Section 16.13.     Severability.............................................................................  87
   Section 16.14.     Counterpart Originals....................................................................  87
   Section 16.15.     Table of Contents, Headings, etc.........................................................  87

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

EXHIBITS AND SCHEDULES

         Exhibit A            FORM OF NOTE (Global Note and Definitive Note)

         Exhibit B            FORM OF SUPPLEMENTAL INDENTURE

         SCHEDULE I           SCHEDULE OF GUARANTORS

                                    INDENTURE
                                    ---------


         INDENTURE dated as of [____________] [___], 2001 by and among Aviation Sales Company, a Delaware corporation (the "Company"), the Guarantors listed on
Schedule I hereto, as amended from time to time, and HSBC Bank USA, as Trustee.

         The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8.00% Senior Subordinated Convertible PIK Notes due 2006:

                                  ARTICLE 1.
                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.     Definitions.

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Additional Notes" means 8.00% Senior Subordinated Convertible PIK Notes due 2006 issued as interest, substantially in the form of Exhibit A hereto.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "Agent" means any Registrar, Paying Agent or Conversion Agent.

         "Agent Members" means members of, or Participants in, the Depositary.

         "Applicable Procedures" means the applicable procedures of the Depositary.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales or leases of inventory in the ordinary course of business or sales of leases or of assets subject to leases in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and/or Article 5 hereof and not by Section 4.10 hereof) and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.0 million or (b) for net proceeds in excess of $2.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, and (iii) a Restricted Payment that is permitted by Section 4.07 hereof.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "beneficial owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "beneficially owns," "beneficially owned" and "beneficial ownership" have a corresponding meaning.

          "Board of Directors" means:

          (1) with respect to a corporation, the board of directors (or duly authorized committee thereof) of the corporation;

          (2) with respect to a partnership, the board of directors or similar governing body of the general partner of the partnership; and

          (3) with respect to any other Person, the board, committee, managers or trustees of such Person serving a similar function.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) - (v) of this definition.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), provided, however, that the beneficial ownership by Lacy J. Harber (or any group in which Lacy J. Harber is a member) of more than 50% of the Voting Stock of the Company shall not constitute a Change of Control, or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

         "Closing Price Per Share" means with respect to the Common Stock, for any day, (i) the last reported sale price regular way (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional stock exchange, as reported by the Nasdaq National Market, or (ii) if the Common Stock is not listed or admitted to trading on any United States securities exchange or quoted on the Nasdaq National Market, the average of the closing bid and ask prices in the over-the-counter market as furnished by any Nasdaq National Market member firm selected from time to time by the Company for that purpose.

         "Common Stock" means the common stock, par value $.001 per share, of the Company authorized at the date of this Indenture. Subject to the provisions of Section 13.04, shares issuable on conversion or repurchase of Notes shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable upon conversion of Notes shall include shares of all such classes, and the shares of each class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor entity shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor entity.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (v) an amount equal to 1/3 of the Consolidated Lease Expense of such Person and its Restricted Subsidiaries for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income, minus (vi) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Lease Expense" means, with respect to any Person for any period, the aggregate rental obligations of such Person and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP payable in respect of such period under leases of real and/or personal property (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person and its Restricted Subsidiaries or in the notes thereto.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,
(iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Conversion Agent" means any Person authorized by the Company to convert Notes in accordance with Section 2.03 and Article 14.

     "Conversion Date" means December 31, 2006.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 16.02; provided, however, for the purpose of presentation of Notes for payment, registration of transfer or exchange and maintenance of the registration books, such term shall mean the office at which the Trustee conducts its corporate agency business, or such other address as to which the Trustee may give notice to the Company.

     "Covenant Defeasance" has the meaning specified in Section 8.03.

     "Credit Facility" means that certain Fourth Amended and Restated Credit Agreement dated as of May 31, 2000, by and among the Company, certain subsidiaries of the Company, Citicorp USA, Inc., as Agent, and the institutions party thereto from time to time as Lenders and as Issuing Banks, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Custodian" means any receiver, trustee, assignee, liquidator or similar official under Bankruptcy Law.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Definitive Notes" means Notes that are in the form of the Note attached hereto as Exhibit A, that do not include the Global Note Legend or the Schedule of Exchanges of Interests in the Global Note.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Designated Senior Debt" means (i) any Indebtedness outstanding under the Credit Facility; (ii) any amounts due under the TROL Financing (whether or not deemed Indebtedness) and (iii) any other Senior Debt the principal amount of which is $25 million or more permitted under this Indenture and that has been designated by the Company as "Designated Senior Debt."

     "Direct Participant" means a participant which may deposit in the Depositary.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandated to be redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with
Section 4.07 hereof.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Indebtedness" means up to $22.0 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Facility) in existence on the date of this Indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person and its Restricted Subsidiaries for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP and (v) an amount equal to 1/3 of the Consolidated Lease Expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued.

     "Fixed Charge Coverage Ratio" means with respect to any Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Fully Diluted Outstanding Common Stock" means, with respect to any date, the number of shares of Common Stock actually issued and outstanding on such date, plus the number of shares of Common Stock which may be issued upon exercise, conversion (exclusive of the shares of Common Stock issuable upon conversion of the Notes) or exchange of any and all outstanding options, stock, rights, warrants or other securities of the Company.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

     "Global Note" means a global note that contains the Schedule of Exchanges of Interests in the Global Note contained in the form of the Note attached hereto as Exhibit A, and that is deposited with the Depositary or the Trustee as custodian for the Depositary and registered in the name of the Depositary (or its nominee), representing Notes.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means any Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture and its respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Holder" means a holder of any of the Notes.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. The TROL Financing shall be deemed Indebtedness unless and until it no longer appears as a liability upon the balance sheet of the Company prepared in accordance with GAAP.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Indirect Participant" means securities brokers and dealers, banks and trust companies that clear or maintain a custodial relationship with a Direct Participant, directly or indirectly.

     "Interest Payment Date," when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07 hereof.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York, or at a place of payment or a Place of Conversion are authorized by law, regulation or executive order to remain closed. If a payment date (including any Redemption Date or repurchase date) is a Legal Holiday at a place of payment or a Place of Conversion, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), any business or activities conducted by the Company on the date of this Indenture and any business or activities reasonably related, ancillary or complementary to such business or activities amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Notes" means, collectively, the 8.00% Senior Subordinated Convertible PIK Notes due 2006 and any Additional Notes issued hereunder, substantially in the form of Exhibit "A" hereto.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness or under the TROL Financing (whether or not deemed Indebtedness).

     "Offer Amount" has the meaning specified in Section 3.09.

     "Offer Period" has the meaning specified in Section 3.09.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

     "Officer's Certificate" means a certificate signed on behalf of the Company by the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in Section 16.06.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 16.06. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Participant" means a Direct Participant and/or an Indirect Participant.

     "Paying Agent" means any Person authorized by the Company to pay the principal of, or interest on the Notes on behalf of the Company.

     "Permitted Business" means any business or activities conducted by the Company on the date of this Indenture and any business or activities related, ancillary or complementary to such business or activities.

     "Permitted Debt" has the meaning specified in Section 4.09.

     "Permitted Investments" means (a) any Investment in the Company or in a Guarantor; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Guarantor; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; and (f) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed $10.0 million.

     "Permitted Junior Securities" means Equity Interests in the Company or any Guarantor or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to Article 10 hereof.

     "Permitted Liens" means: (i) Liens on assets of the Company or any Guarantor to secure Senior Debt of the Company or such Guarantor that was permitted by the terms of this Indenture to be incurred; (ii) Liens in favor of the Company or a Guarantor; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (d) of the second paragraph of Section 4.09 covering only the assets acquired with such Indebtedness; (vi) Liens existing on the date of this Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (ix) Liens to secure the Notes or the Subsidiary Guarantees; and (x) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries or the TROL Financing (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on (plus holder yield, in the case of the TROL Financing), the Indebtedness or the TROL Financing so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or the TROL Financing being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness or the TROL Financing being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness or the TROL Financing being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred by (whether as borrower or guarantor) the Person or Persons which is or are the obligor or obligors on the Indebtedness or TROL Financing being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Prospectus" means the Prospectus and Consent Solicitation of the Company dated ____________, 2001.

     "Redemption Date," when used with respect to any Notes to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

     "registrar" means the Person appointed by the Company to keep the register which shall be kept for the registration of Notes and of registrations of transfers of Notes.

     "Representative" means the agent or representative for any holder or holders of any Senior Debt.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee with direct responsibility for Administration of this Indenture) or any other officer of the Trustee assigned to perform the duties of Trustee hereunder and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Debt" means (i) all Indebtedness outstanding under the Credit Facility, the Existing Indebtedness, the TROL Financing (whether or not deemed Indebtedness), all Hedging Obligations with respect thereto and, after a default has occurred and is continuing under the Credit Facility, all other Indebtedness arising from intercompany loans and advances owing by the Company or any of the Guarantors which constitutes part of the collateral security for the Credit Facility and such Hedging Obligations, including, without limitation, Indebtedness evidenced by intercompany notes pledged or assigned in connection with the Credit Facility,

(ii) any other Indebtedness permitted to be incurred by the Company or a Guarantor under the terms of this Indenture (including Permitted Refinancing Indebtedness), unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (v) the 8?% Senior Subordinated Notes due 2008 of the Company, (w) any liability for federal, state, local or other taxes owed or owing by the Company or a Guarantor, (x) any Indebtedness between or among the Company, any of its Subsidiaries or any of its other Affiliates, except to the extent such Indebtedness is within the scope of clause (i) above, (y) any trade payables or
(z) any Indebtedness that is incurred in violation of this Indenture.

     "Significant Subsidiary" means any Subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "Subsidiary Guarantee" means a guarantee by a Subsidiary of the Company's Obligations under this Indenture and pursuant to the Notes.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" or "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trading Day" means (i) if the Common Stock is listed or admitted for trading on any national or regional securities exchange, days on which such national or regional securities exchange is open for business, (ii) if the Common Stock is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of security prices, days on which trades may be effected through such system, or (iii) if the Common Stock is not listed on a national or regional securities exchange or quoted on the National Nasdaq Market or any other system of automated dissemination of quotations of security prices, days on which the Common Stock is traded in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

         "TROL Financing" means the obligations evidenced by that certain Lease Agreement between the Company and First Security Bank, N.A., as Owner Trustee, dated December 17, 1998, the guarantees thereof by its Subsidiaries and related operative agreements, each as amended and modified from time to time.

         "Trustee" means the party named as such in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under
Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, (ii) no Default or Event of Default would be in existence following such designation, and (iii) such Subsidiary becomes a Guarantor and executes a Supplemental Indenture and delivers an Opinion of Counsel, in accordance with the terms of this Indenture.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02.  Other Definitions.

                      Term                              Defined in Section
     "Act"                                                    16.04(a)
     "Affected Provisions"                                    16.08(a)
     "Affiliate Transaction"                                   4.11
     "Aggregate Cash Distribution Amount                      14.03(4)
     "Asset Sale Offer"                                        3.09
     "Authentication Order"                                    2.02
     "Change of Control Offer"                                 4.15(a)
     "Change of Control Payment"                               4.15(a)
     "Change of Control Payment Date"                          4.15(a)
     "Company Notice"                                          4.08(c)
     "Defaulted Interest"                                      2.12
     "DTC"                                                     2.03
     "Event of Default"                                        6.01
     "Excess Proceeds"                                         4.10
     "incur"                                                   4.09
     "Legal Defeasance"                                        8.02
     "Place of Conversion"                                    14.02(c)
     "Purchase Date"                                           3.09
     "Redemption Consideration"                                3.07
     "Restricted Payments"                                     4.07

Section 1.03.  Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

         Unless the context otherwise requires:

         (a)  a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c)  "or" is not exclusive;

         (d) words in the singular include the plural, and in the plural include the singular;

         (e)  provisions apply to successive events and transactions; and

         (f) references to sections of or rules under the Exchange Act, the Securities Act or the TIA shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                  ARTICLE 2.
                                   THE NOTES

Section 2.01. Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof, except that Additional Notes may be in other denominations.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian for the Depositary, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

         (c) Book-Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

         Agent Members shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any Agent as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

         (d) Definitive Notes. Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the Global Note Legend or the Schedule of Exchanges of Interests in the Global
Note).

         (e) Transfers of Global Notes. Except as set forth in Section 2.06, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

Section 2.02. Execution and Authentication.

         An Officer shall sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Company signed by any two of the following officers: the Chairman, the President or the Chief Financial officer (an "Authentication Order"), authenticate (i) Notes for original issue up to the aggregate principal amount of $100,000,000 (except as provided in Section 2.07) and (ii) Additional Notes issued from time to time to represent interest automatically deemed interest paid pursuant to paragraph 1 of the Notes.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.03. Registrar, Paying Agent and Conversion Agent.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange, an office or agency where Notes may be presented for payment if redeemed and a Place of Conversion where Notes may be converted. The Registrar shall keep a register of the Notes and of their registration of transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the terms "Paying Agent" and "Conversion Agent" include any additional paying agent or conversion agent. The Company may change any Paying Agent, Conversion Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Conversion Agent or Registrar.

         The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent and to act as custodian with respect to the Global Notes.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money, shares of Common Stock and Additional Notes held by the Paying Agent for the payment of principal, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money, shares of Common Stock and Additional Notes held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money, shares of Common Stock and Additional Notes held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money, shares of Common Stock and Additional Notes. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06. Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act or announces an intention to permanently cease business or does in fact do so, and, in any case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) there has occurred and is continuing for a period of 120 days a Default or Event of Default with respect to the Notes. Upon the occurrence of either of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in fully registered form in such names and in such authorized denominations as the Depositary shall instruct the Trustee, and such Definitive Notes shall bear any legends required hereunder. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to
Section 2.07, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c). In the event of the occurrence of any of the preceding events in (i), (ii) or (iii) above, the Corporation shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive form.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or
(ii) below, as applicable:

              (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
         Section 2.06(b)(i).

              (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the

         Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
         (B)(1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g).

         (c) Transfer or Exchange of Beneficial Interests for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), if the Trustee is acting as custodian for the Depositary or its nominee with respect to the Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), or if the Trustee is not acting as custodian for the Depositary or its nominee with respect to the Notes, such Global Note shall be surrendered for exchange, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of a Global Note.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

         (f) Legend. The following legend shall appear in substantially the following form on the face of all Global Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this
Indenture:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO ARTICLE 2 OR SECTION 9.05 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE ONLY PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, AND MAY BE EXCHANGED OR REPLACED IN WHOLE OR IN PART, AS PROVIDED IN SECTIONS 2.07 AND
2.10 OF THE INDENTURE (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF AVIATION SALES COMPANY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE."

         (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (h)  General Provisions Relating to Transfers and Exchanges.

              (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

              (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.15, and 14.08, except to the extent permitted by the provisions of those Sections).

              (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

              (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

              (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

              (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

              (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

              (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07. Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.  Outstanding Notes.

        The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

        If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser (as that term is defined in the Article 8 of the Uniform Commercial Code as in effect in the State of New York). A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

        If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

        If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date, repurchase date or maturity date, money and Common Stock sufficient to pay Notes payable on that date in accordance with the terms of this Indenture, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.  Treasury Notes.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10.  Temporary Notes.

        Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

        Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.  Cancellation.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, conversion, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Upon receipt of instructions from the Company, the Trustee shall deliver certifications of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.  Defaulted Interest.

        If the Company defaults in a payment of interest on the Notes ("Defaulted Interest"), it shall pay the Defaulted Interest in any lawful manner plus, to the extent lawful, interest payable on the Defaulted Interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such Defaulted Interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                  ARTICLE 3.
                           REDEMPTION AND PREPAYMENT

Section 3.01.  Notice to Trustee.

        If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, or is required to redeem the Notes pursuant to Section 3.07 as a result of a Redemption Acceleration Notice, it shall furnish to the Trustee, at least 45 days (unless a shorter notice period shall be satisfactory to the Trustee) but not more than 60 days before a Redemption Date, an Officer's Certificate setting forth, (i) the Redemption Date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price.

Section 3.02.  Selection of Notes to Be Redeemed.

        If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

        (a) if the Notes are listed on any national or regional securities exchange or quoted on the Nasdaq National Market, in compliance with the requirements of the principal national or regional securities exchange on which the Notes are listed on the Nasdaq National Market, as applicable; or

        (b) if the Notes are not listed on any national or regional securities exchange or quoted on the Nasdaq National Market, on a pro rata basis by lot or by such method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

        The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note (including Additional Notes) selected for partial redemption, the principal amount thereof to be redeemed. The principal amount of Notes (excluding Additional Notes) and portions of Notes (excluding Additional Notes) selected shall be in denominations of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed, and except that any portion of any Additional Note may be redeemed in whole or in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.  Notice of Redemption.

        Notices of redemption shall be given to Holders in accordance with
Section 16.02 at least 30 but not more than 60 days before the Redemption Date, except that redemption notices may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.

        The notice, which shall be irrevocable, shall identify the Notes to be redeemed and shall state:

        (a)    the Redemption Date;

        (b) the Redemption Consideration, including the cash components, to the Redemption Date and the shares of Common Stock to be issued as part of the Redemption Consideration;

        (c) if less than all outstanding Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes which will be outstanding after such partial redemption;

        (d) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date, upon surrender of that Note, a new Note in principal amount equal to the unredeemed portion of that Note will be issued;

        (e)    the name and address of the Paying Agent;

        (f) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and the amount of accrued interest, if any;

        (g) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

        (h) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

        (i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

        At the Company's request, the Trustee shall, and acting pursuant to
Section 6.02 the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may, give the notice of redemption in the Company's name and at the Company's expense; provided, that, if at the Company's request, the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.  Effect of Notice of Redemption.

        Notes called for redemption become due on the Redemption Date. Subject to Section 3.05, on and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption. Notices of redemption may not be conditional.

Section 3.05.  Deposit of Redemption Price.

        At or prior to 10:00 a.m., New York City, New York time on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent cash and Common Stock sufficient to pay the Redemption Consideration (as determined pursuant to Section 3.07 hereof) in respect of all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any cash and Common Stock deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Consideration (as determined pursuant to Section 3.07 hereof) in respect of all Notes to be redeemed.

        If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal amount of the Notes to be redeemed, from the Redemption Date until such Redemption Consideration is paid, and to the extent lawful on any interest not paid on such unpaid principal amount of Notes to be redeemed, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06.  Notes Redeemed in Part.

        If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of that Note upon cancellation of the Note redeemed in part.

Section 3.07.  Optional Redemption.

        The Notes may be redeemed from issuance, at the Company's option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at any time and from time to time on and after January 1, 2002, for an amount of redemption consideration (the "Redemption Consideration") which shall be equal to (a) a cash component expressed as the percentage (set forth below) of (i) the principal amount of the Notes (including Additional Notes) being redeemed plus
(ii) the accrued and unpaid interest thereon (through the Redemption Date) and
(b) a Common Stock component comprised of a number of shares of Common Stock expressed as the product of (x) the quotient obtained by dividing (1) the principal amount of Notes (including Additional Notes) to be redeemed plus accrued and unpaid interest thereon as of the Redemption Date by (2) the total aggregate principal amount of all outstanding Notes (including Additional Notes) issued by the Company plus all accrued and unpaid interest thereon, times (y) the number of shares of Common Stock set forth below minus the number of shares of Common Stock previously issued pursuant to Sections 3.07, 3.09, 4.10 and 4.15 hereof.

                                            Amount of Cash as Percentage of       Initial Number of Shares
                                               Principal Amount of Notes               of Common Stock
                                              (including Additional Notes)         Available to be Issued
        If Redeemed At Any Time During      and accrued and unpaid interest        Ratably to all Holders
              the Following Years                to the Redemption Date                   of Notes
       --------------------------------    ---------------------------------     --------------------------
                     2002                               70.000%                           4,504,595

                     2003                               72.500%                           4,504,595

                     2004                               73.000%                           3,003,063

                     2005                               75.625%                           3,003,063

            2006 prior to maturity                      77.500%                           3,003,063

         Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of this Article 3.

Section 3.08.  Mandatory Redemption.

        Subject to the provisions of Section 6.02 hereof, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09.  Offer to Purchase by Application of Excess Proceeds.

        In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale
                                                                    ----------
Offer"), it shall follow the procedures specified below.
-----

        The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five
                                           ------------
Business Days after the termination of the Offer Period (the "Purchase Date"),
                                                              -------------
the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 and Section 3.07 hereof (the "Offer Amount")
                                                                 ------------
and in the manner required by Section 3.07 and Section 4.10 hereof, or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made using the same payment mechanics as cash interest payments are made.

        If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

        Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

        (a)    that the Asset Sale Offer is being made pursuant to this Section
3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

        (b)    the Offer Amount, the purchase price and the Purchase Date;

        (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

        (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

        (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

        (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

        (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing the election thereof to have such Note purchased;

        (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis; and

        (i) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

        On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof properly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price (as determined pursuant to Section 4.10 and 3.07 hereof) of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Notes surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

        Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                  ARTICLE 4.
                                   COVENANTS

Section 4.01.  Payment of Notes.

        The Company shall pay or cause to be paid the principal of, and interest on the Notes on the dates and in the manner provided in the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and Common Stock, each designated for and sufficient to pay all principal and interest then due in amounts calculated in accordance with this Indenture.

        If the Company does not deposit cash to pay the regularly scheduled installments of interest due under the Notes by 10:00 a.m. Eastern Time on the due date, then the Company shall automatically be deemed to have paid such unpaid interest in Additional Notes, which Additional Notes shall automatically be deemed to be outstanding as of such date, and the Company shall thereafter promptly cause to be executed and authenticated such Additional Notes as set forth in Section 2.02 hereof and deliver such Additional Notes to the Person entitled thereto (or to the Trustee or the authenticating agent in custody for such Person).

        To the extent any Redemption Consideration is not paid when due in accordance with the provisions of this Indenture, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law), from time to time on demand at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes, to the extent lawful, on the principal amount of Notes in respect of which the Redemption Consideration has not been paid.

Section 4.02.  Maintenance of Office or Agency.

        The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company (including a Place of Conversion) in accordance with Section 2.03.

Section 4.03.  Reports.

        Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

        (a) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K (including all exhibits) if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

        (b) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

        In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all of the information and reports referred to in clauses (a) and (b) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA Section 314(a).

Section 4.04.  Compliance Certificate.

        (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether each of the Company and the Guarantors has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge each of the Company and the Guarantors has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of such Officer's knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

        (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

        (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.  Taxes.

        The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06.  Stay, Extension and Usury Laws.

        The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.  Restricted Payments.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the Notes, except a payment of interest or principal at the date such payment is due in accordance with the terms of the instrument, indenture or agreement evidencing such Indebtedness; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and
                             -------------------
after giving effect to such Restricted Payment:

        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

        (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

     (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv) and (vi) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) 50% of any dividends received by the Company or a Guarantor after the date of this Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period, plus (v) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (A) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or (B) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

     The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (ii) of the preceding paragraph (c); (iii) the defeasance, redemption, repurchase or other acquisition of pari passu or subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of this Indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $3.0 million in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (vi) the making and consummation of (A) an Asset Sale Offer to holders of Indebtedness pari passu with or subordinate to the Notes in accordance with Section 4.10 hereof, or (B) a Change of Control Offer to holders of Indebtedness pari passu with or subordinate to the Notes at a price not greater than 101% of the principal amount of such Indebtedness in accordance with provisions similar to those in Section 4.15 hereof; provided, that prior to consummation of a Change of Control Offer with respect to subordinated Indebtedness and concurrently with consummation of a Change of Control Offer with respect to pari passu Indebtedness, the Company shall have consummated the Change of Control Offer with respect to the Notes; and (vii) the making of additional Restricted Payments in an amount not to exceed $10.0 million.

          The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments (to the extent they otherwise fall within the definition thereof) at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment in excess of $10.0 million shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $15.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required hereunder.

Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or
(B) with respect to any other interest or participation in, or measured by, its profits or (ii) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances to the Company or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions shall not apply to encumbrances or restrictions existing under or by reasons of (i) Existing Indebtedness as in effect on the date hereof, (ii) the Credit Facility as in effect on the date hereof and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Facility as in effect on the date hereof, (iii) this Indenture and the Notes,
(iv) applicable law, (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in anticipation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (vi) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vii) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired, (viii) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (ix) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (x) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.12 hereof that limits the right of the debtor to dispose of the assets securing such Indebtedness, (xi) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business and (xii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Stock.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the
                -----
Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the Guarantors may incur Indebtedness or issue preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least
2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

         The provisions of the preceding paragraph will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):
 --------------


         (a) the incurrence by the Company and the Guarantors of Indebtedness under the Credit Facility; provided that the aggregate principal amount of all such Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) outstanding under the Credit Facility after giving effect to such incurrence does not exceed an amount equal to $95.0 million;

     (b) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

     (c) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (including Additional Notes) and the Subsidiary Guarantees;

     (d) the incurrence by the Company or any of the Guarantors of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Guarantor, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

     (e) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace (x) Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this Section 4.09 or clause (a) or (b) above or clause (k) below or (y) the TROL Financing;

     (f) the incurrence by the Company or any of the Guarantors of intercompany Indebtedness or preferred stock between or among the Company and any of the Guarantors; provided, however, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or preferred stock being held by a Person other than the Company or a Guarantor and (B) any sale or other transfer of any such Indebtedness or preferred stock to a Person that is not either the Company or a Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness or an issuance of such preferred stock by the Company or such Guarantor, as the case may be, that was not permitted by this clause (f);

     (g) the incurrence by the Company or any of the Guarantors of Hedging Obligations;

     (h) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor that was permitted to be incurred by another provision of this Section 4.09;

     (i) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (i);

     (j) the incurrence by the Company or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (j), not to exceed $30.0 million; and

     (k) the incurrence by the Company or any of the Guarantors of up to $34.5 million of Indebtedness resulting from any future recharacterization of the TROL Financing as a liability on the balance sheet of the Company.

     For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (k) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09. Accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this
Section 4.09; provided, in each case, that the amount thereof is included in Fixed Charges of the Company as accrued. Indebtedness meeting the criteria of clause (e) above and classified as Permitted Refinancing Indebtedness may be included as part of any refinancing of the Credit Facility irrespective of the limitations of clause (a) above and without effect upon the limitations of clause (a) above with respect to the balance of the principal amount of the Credit Facility.

Section 4.10.  Asset Sales.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration received therefor by the Company or such Restricted Subsidiary is in the form of cash; provided, that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 270 days after receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay or cause to be repaid Senior Debt, or (b) to the acquisition of a majority of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the acquisition of other long-term assets that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from such Asset Sale that are not finally applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds
            ---------------
exceeds $10.0 million, the Company shall be required to make an offer to all Holders of Notes (including Additional Notes) and all holders of pari passu

Indebtedness containing provisions similar to those set forth in Section 3.09 hereof with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase a principal amount of Notes and
               ----------------
such other Indebtedness equal to the amount of such Excess Proceeds, at a purchase price equal to the amount in cash and Common Stock payable by the Company pursuant to Section 3.07 as if such Notes were being redeemed by the Company on the date of the applicable Asset Sale, in accordance with the procedures set forth in Section 3.09 hereof and in the documentation with respect to such other Indebtedness, respectively. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer (including that part of the Excess Proceeds corresponding to the portion of the purchase price payable in Common Stock under such Asset Sale Offer), the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds allocable to the repurchase of the Notes (in relation to any other pari passu Indebtedness containing provisions similar to the provisions of
Section 3.09 hereof), the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. In determining the fair market value of any assets or Equity Interests issued, sold or otherwise disposed of, such determination shall be evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee if such fair market value exceeds $15.0 million.

Section 4.11. Transactions with Affiliates.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
                                              ---------------------
(a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee
(i) with respect to any Affiliate Transaction or series of related Affiliated Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any Affiliate Transaction or series of related Affiliated Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) transactions between or among the Company and/or the Guarantors, (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company, (iv) Restricted Payments that are permitted by Section 4.07, and (v) any transactions undertaken pursuant to any contractual obligations in existence on the date of this Indenture (as in effect on such date) as described in the Prospectus under the caption "Certain Relationships and Related Transactions."

Section 4.12.  Liens.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Section 4.13.  Business Activities.

     The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

Section 4.14.  Corporate Existence.

     Subject to Article 5 and Section 11.05, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Guarantor, and (ii) the rights (charter and statutory), licenses and franchises of the Company and each Guarantor; provided, however, that the Company and any Guarantor shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.15.  Offer to Repurchase Upon a Change of Control.

     (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase, at
                  -----------------------
each Holder's option, all or any part of each Holder's Notes at a purchase price equal to the amount in cash and Common Stock payable by the Company pursuant to
Section 3.07 as if such Notes were being redeemed by the Company on the date of the Change of Control (the "Change of Control Payment"). Within 10 days
                            -------------------------
following any Change of Control, the Company shall mail a notice to each Holder stating:

               (i) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

               (ii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");
                  ------------------------------

               (iii) that any Note not tendered or accepted in full for payment will continue to accrue interest to the extent that such Note is not accepted in full for payment;

               (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes, to the extent accepted for payment pursuant to the Change of Control Offer, shall cease to accrue interest after the Change of Control Payment Date;

               (v) that Holders electing to have any Note purchased pursuant to a Change of Control Offer will be required to surrender all of such Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date, and may not elect to have only a portion of any Note purchased;

               (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Note the Holder delivered for purchase and a statement that such Holder is withdrawing the election thereof to have such Note purchased; and

               (vii) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control.

     (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to each Holder of Notes so tendered payment in an amount equal to the purchase price for the Notes tendered by such Holder, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.

     (c) Prior to complying with the provisions of this Section 4.15, but in any event within 90 days following a Change of Control, the Company shall either repay or cause to be repaid all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.15. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (d) The Change of Control provisions described above shall be applicable whether or not any other provisions of this Indenture are applicable. Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and Section 3.09 hereof and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.16.  No Senior Subordinated Debt.

          Notwithstanding the provisions of Section 4.09 hereof, (i) the Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes, and (ii) no Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to the Subsidiary Guarantees.

Section 4.17.  Additional Subsidiary Guarantees.

     (a) If the Company or any of its Restricted Subsidiaries shall acquire or create another Subsidiary after the date of this Indenture (other than an Unrestricted Subsidiary properly designated as such), then such newly acquired or created Subsidiary shall become a Guarantor by executing a supplemental indenture and shall deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date when such event occurs to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms (subject to customary exceptions).

     (b) The Subsidiary Guarantees shall be joint and several obligations of the Guarantors; provided, however, that the obligations of each Guarantor under its Subsidiary Guarantee shall be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

     (c) The Subsidiary Guarantee of a Guarantor shall be automatically released (without the taking of any action by the Company, such Guarantor, the Trustee or any Holder) at such time as the Guarantor is no longer a Subsidiary of the Company.

Section 4.18.  Payments for Consent.

          Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.19.  Board of Directors.

          For so long as $10 million of Notes shall be outstanding, the Holders of a majority in aggregate principal amount of the Notes then outstanding shall be entitled to designate one person to be nominated for election to the Board of Directors of the Company. Jack Hersch shall be the designee for an initial term ending at the 2002 Annual Meeting of Stockholders. Thereafter, the Holders of a majority in aggregate principal amount of the Notes then outstanding shall designate the representative for nomination for successive three-year terms.

                                  ARTICLE 5.
                                  SUCCESSORS

Section 5.01.  Merger, Consolidation, or Sale of Assets.

          The Company shall not: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving entity); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company, in one or more related transactions, to another Person, unless:

          (a) either (i) the Company is the surviving entity; or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States, any state of the United States or the District of Columbia;

          (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (c) immediately after such transaction no Default or Event of Default shall have occurred and be continuing; and

          (d) except in the case of a merger of the Company with or into a Guarantor, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

Section 5.02.  Successor Person Substituted.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with

Section 5.01, the successor entity formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor entity and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor entity had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, lease, conveyance or other disposition of all of the Company's assets that meets the requirements of
Section 5.01.

                                  ARTICLE 6.
                             DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

          Each of the  following is an Event of Default:

          (a) failure to pay principal of when due (whether nor not prohibited by Article 10 or Article 12);

          (b) failure to pay interest on the Notes when due, if such failure continues for a period of 30 days (whether or not prohibited by Article 10 or Article 12), or, to the extent interest is deemed paid in Additional Notes, failure to issue and deliver such Additional Notes within 30 days after such interest is deemed paid;

          (c) failure by the Company or any of its Subsidiaries to comply with Sections 4.07, 4.09, 4.10 and 4.15;

          (d) failure by the Company or any of its Subsidiaries for 60 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes to comply with any of the other agreements in this Indenture or the Notes;

          (e) failure by the Company or any of its Subsidiaries to pay when due the principal of, or interest on (prior to the expiration of any applicable grace period), or acceleration of, any debt for money borrowed by the Company or any of its Subsidiaries that is, in the aggregate, equal to or greater than $10 million;

          (f) failure by the Company or any of its Subsidiaries to pay final judgments (including foreign judgments only to the extent enforcement thereof is sought in the United States or in any foreign jurisdiction where the Company owns assets of $10.0 million or more) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (g) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

          (i)   commences a voluntary  case,

          (ii) consents to the entry of an order for relief against it in an involuntary case,

          (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

          (iv)  makes a general assignment for the benefit of its creditors, or

          (v)   generally is not paying its debts as they become due;

     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

          (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

          (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

     and the order or decree remains unstayed and in effect for 60 consecutive days; and

     (i) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

Section 6.02.  Acceleration.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from any event described in Section 6.01(g) or (h), all outstanding Notes shall become due and payable immediately without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided herein. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of

Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

Section 6.03.  Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture; provided that for so long as there shall not occur an Event of Default pursuant to Section 6.01(g) or (h), the Company may pay all principal and interest due hereunder in the form of Redemption Consideration, which shall be calculated and paid in accordance with the provisions of Section 3.07. Notwithstanding the previous sentence and subject to the provisions of Chapter 11 of the United States Code, in connection with any Event of Default under Sections 6.01(g) or (h), any claim by the Trustee hereunder shall be for the full unpaid principal amount of the Notes, all accrued and unpaid interest thereon, and all other amounts due and payable hereunder.

          The Trustee may maintain a proceeding with respect to the Notes or this Indenture even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.

          The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of principal of, or interest on the Notes (including in connection with an offer to purchase as required by the terms of this Indenture); provided however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver or rescission, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05.  Control by Majority.

          The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the Holders or that may involve the Trustee in personal liability.

Section 6.06.  Limitation on Suits.

     A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

     (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the written request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07.  Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal and interest on any Note, on or after the respective due dates expressed in the Note (or, in the case of redemption or repurchase, on the Redemption Date or the repurchase date, as the case may be), or to convert such Holder's Note into Common Stock on the Conversion Date, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected without the consent of such Holder.

Section 6.08.  Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the Redemption Consideration payable in respect of the whole amount of principal of, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any amounts due to the Trustee under Section 7.07.

Section 6.09.  Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

     Third: to the Company, the Guarantors or to such other party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE 7.
                                    TRUSTEE

Section 7.01.  Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default actually known to the Trustee:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.  Rights of Trustee.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or Guarantor, as applicable.

          (f) If an Event of Default occurs and is continuing, the Trustee shall, in the exercise of its power, use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provision, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense.

          (g) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct.

          (h) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company.

Section 7.03.  Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in accordance with the requirements of the TIA, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (in the event such conflict arises after a Shelf Registration Statement has been filed and has been declared effective by the SEC) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11.

Section 7.04.  Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or of the Common Stock issuable upon conversion of the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.  Notice of Defaults.

          If a Default or Event of Default occurs, and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default is no longer continuing. The Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06.  Reports by Trustee to Holders.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and if such report is prepared after the Shelf Registration Statement has been declared effective by the SEC, filed with the SEC and each securities exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any securities exchange.

Section 7.07.  Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors, if any, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services except any disbursements, expenses and advances as may be attributable to the Trustee's negligence or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company and the Guarantors, if any, shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company and the Guarantors shall not relieve the Company or the Guarantors of their obligations hereunder. The Company and the Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

          The obligations of the Company and the Guarantors to the Trustee under this Section 7.07 shall survive the resignation or removal of the Trustee and the termination, satisfaction and discharge of this Indenture.

          To secure the Company's and the Guarantors' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee and the termination, satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          As to notice of Liens or charges, the Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08.  Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Merger, etc.

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.

        There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

        This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11.  Preferential Collection of Claims Against Company.

        The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE 8.
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.

        The Company may at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02.  Legal Defeasance and Discharge.

        The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

        (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest on such Notes, or shares of the Company's Common Stock upon conversion of the Notes, when such payments are due from the trust referred to in Section 8.04(a) below;

       (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

        (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Guarantor's obligations in connection therewith; and

        (d)    the Legal Defeasance provisions of this Indenture.

        For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture described in (a), (b) and (d) above, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the above provisions. Subject to compliance with this Article 8, the Company may exercise its option under Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03.  Covenant Defeasance.

        Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.09, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17,
4.18, 4.19, Article 5, Section 6.01(c), (d), (e), (f), (g), (h), and (i),
Section 6.03 and Section 11.03 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed
               -------------------
not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(i) hereof shall not constitute Events of Default.

Section 8.04.  Conditions to Legal or Covenant Defeasance.

        The following shall be the conditions to the application of either
Section 8.02 or 8.03 to the outstanding Notes:

        In order to exercise either Legal Defeasance or Covenant Defeasance:

        (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination of cash in United States dollars and non-callable Government Securities, and shares of Common

Stock, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to either, as applicable:
(i) pay, as of a designated Redemption Date, the Redemption Consideration in respect of the principal of, and accrued but unpaid interest on the outstanding Notes on the designated Redemption Date, or (ii) deliver the shares of Common Stock as required by Section 14.02(a) hereof, and the Company must specify whether the Notes are being defeased to a particular Redemption Date or to the Stated Maturity;

        (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Section 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

        (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

        (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

        (g) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

        (h) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

        Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) and shares of Common Stock deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all cash and Common Stock due and to become due thereon in respect of principal and interest or otherwise, but such money and securities need not be segregated from other funds or securities except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities or Common Stock deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities or Common Stock held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.  Repayment to Company.

        Any money, non-callable Government Securities or Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or interest on or Redemption Consideration or conversion payment with respect to any Note and remaining unclaimed for two years after such principal or interest or Redemption Consideration or conversion payment has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money or securities remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money or securities then remaining will be repaid or returned to the Company.

Section 8.07.  Reinstatement.

        If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities or Common Stock in accordance with
Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money, non-callable Government Securities or Common Stock in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, or interest on, or Redemption Consideration with respect to any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and securities held by the Trustee or Paying Agent.

                                  ARTICLE 9.
                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders.

        Notwithstanding Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder:

        (a)    to cure any ambiguity, defect, mistake or inconsistency;

        (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

        (c) to provide for the assumption of the Company's or Guarantors' obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

        (d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;

        (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

        (f) to allow any Guarantor to execute a supplemental indenture in respect of a Subsidiary Guarantee.

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Company and Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  With Consent of Holders.

        Except as provided below in this Section 9.02, this Indenture
(including Sections 3.09, 4.10 and 4.15 hereof), the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.02, 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of principal of, or interest on the Notes including in connection with an offer to purchase but excluding a payment default resulting from an acceleration that has been rescinded), or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Company and each Guarantor in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

        It shall not be necessary for the consent of the Holders under this
Section 9.02 or pursuant to Article 13 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.02, 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

        (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

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

        (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes, except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof, or adjust the Conversion Rate otherwise than in accordance with Section 16.08;

        (c) reduce the rate of or change the time for payment of interest on any Note;

        (d) waive a Default or Event of Default in the payment of principal of, or interest on the Notes (except a rescission of an acceleration by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) and a waiver of any payment default that resulted from such acceleration);

        (e) make any Note payable in money other than that stated in the Notes;

        (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest on the Notes;

        (g) waive a redemption payment with respect to any Note (other than a payment required pursuant to Sections 3.09, 4.10 and 4.15 hereof);

        (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

        (i) release any Guarantor from its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture.

Section 9.03.  Compliance with Trust Indenture Act.

        Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect. Section 9.04. Revocation and Effect of Consents.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the second sentence of the preceding paragraph, those Holders who were Holders on such record date (or their duly designated proxies), and only those Holders, shall be entitled to revoke any consent previously given, whether or not such Holder continues to be a Holder after such record date.

        After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless such amendment, supplement or waiver makes a change described in clauses (a) through (g) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on the Notes, on or after the respective due dates expressed in such Notes, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 9.05.  Notation on or Exchange of Notes.

        The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. If an amendment, supplement or waiver changes the terms of the Notes, the Company may require the Holders to deliver the Notes to the Trustee. The Company may place an appropriate notation on the Notes and return them to the Holders. Alternatively, the Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) that reflect the amendment, supplement or waiver.

        Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  Trustee to Sign Amendments, etc.

        The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section
16.05 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                                 SUBORDINATION

Section 10.01. Agreement to Subordinate.

        The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of such Senior Debt.

Section 10.02. Liquidation; Dissolution; Bankruptcy.

        Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

        (a) holders of Senior Debt of the Company shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before Holders of the Notes shall be entitled to receive any payment with respect to the Notes (except that Holders may receive and retain (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section
8.01 hereof); and

        (b) until all Obligations with respect to Senior Debt of the Company (as provided in subsection (a) above) are paid in full, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of such Senior Debt (except that Holders of Notes may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof), as their interests may appear.

Section 10.03. Default on Designated Senior Debt.

        The Company shall not make any payment upon or in respect of the Notes (except in Permitted Junior Securities or from any defeasance trust created pursuant to Section 8.01 hereof) if:

        (a) a default in the payment of any principal of, or interest on Designated Senior Debt of the Company occurs and is continuing beyond any applicable period of grace; or

        (b) any other default occurs and is continuing with respect to Designated Senior Debt of the Company that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of the default from the Company or the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt of the Company has been accelerated. No new Payment Blockage Notice shall be effective for purposes of this Section unless and until
(i) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal and interest on the Notes that have come due have been paid in full in cash, Additional Notes or Common Stock, as required by the terms of this Indenture. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.

Section 10.04. Acceleration of Notes.

        If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify the Representatives of Senior Debt of the Company of the acceleration.

Section 10.05. When Distribution Must be Paid Over.

        In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section
10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt of the Company as their interests may appear or their Representative under this Indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt of the Company remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of the Company.

        With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt of the Company shall be entitled by virtue of this
Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.06. Notice by Company.

        The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt of the Company as provided in this Article 10.

Section 10.07. Subrogation.

        After all Senior Debt of the Company is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated to the rights of holders of Senior Debt of the Company to receive distributions applicable to Senior Debt of the Company to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt of the Company. A distribution made under this Article 10 to holders of Senior Debt of the Company that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 10.08.  Relative Rights.

          This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt of the Company. Nothing in this Indenture shall:

          (a) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

          (b) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relating to holders of Senior Debt of the Company; or

          (c) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt of the Company to receive distributions and payments otherwise payable to Holders of Notes.

          If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 10.09.  Subordination May Not be Impaired by Company.

          No right of any holder of Senior Debt of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 10.10. Distribution or Notice to Representative.

          Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt of the Company and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.11.  Rights of Trustee and Paying Agent.

          Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

          The Trustee in its individual or any other capacity may hold Senior Debt of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12. Authorization to Effect Subordination.

          Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives of the Designated Senior Debt, including debt under the Credit Facility, are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 10.13. Amendments.

          (a) The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt of the Company.

          (b) Any amendment to the provisions of this Article 10 shall require the consent of the Holders of at least 75% in aggregate amount of Notes then outstanding if such amendment would adversely affect the legal rights of Holders.

                                  ARTICLE 11.
                             SUBSIDIARY GUARANTEES

Section 11.01. Guarantee.

          Subject to this Article 11, each of the Guarantors hereby agrees, jointly and severally, to unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that: (a) the principal of, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption, repurchase or otherwise, and interest on the overdue principal of and interest on the Notes, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise subject, however, to the limitations set forth in Section 11.02. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay or perform the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          The Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

          If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any Custodian acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee (subject to any subsequent rescission or cancellation of any acceleration in accordance with Section 6.02). The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 11.02. Limitation on Guarantor Liability.

          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the Obligations of such Guarantor under its Subsidiary Guarantee and this
Article 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under this Article 11, result in the Obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03. Execution and Delivery of Subsidiary Guarantee.

          To evidence its Subsidiary Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit E attached hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee after such Guarantor becomes a Guarantor and that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

          Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

          If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

          In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.17, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Subsidiary Guarantees in accordance with Section 4.17 and this
Article 11, to the extent applicable.

Section 11.04. Guarantors May Consolidate, etc., on Certain Terms.

          No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:

          (a) Except in the case of a merger of a Guarantor with or into the Company or another Guarantor but subject to Section 11.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the Obligations of such Guarantor under the Notes, this Indenture and the Subsidiary Guarantee, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, on the terms set forth herein or therein;

          (b) immediately after giving effect to such transaction, no Default or Event of Default exists;

          (c) except in the case of a merger of a Guarantor with or into the Company or another Guarantor, such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and

          (d) except in the case of a merger of a Guarantor with or into the Company or another Guarantor, the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
Section 4.09 hereof.

          In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance or other disposition and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

          Except as set forth in Article 5, and notwithstanding clauses (a) and
(b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all the assets of a Guarantor to the Company or another Guarantor.

Section 11.05. Release.

          In the event of (i) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, (ii) a sale or other disposition of all the Capital Stock of any Guarantor or (iii) any Subsidiary Guarantor being designated as an Unrestricted Subsidiary in accordance with this Indenture, then such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee, and in the case of clause (i), the acquiror shall not have any liability under this Indenture; provided that, in the case of a sale or other disposition, the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation
Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

          Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

                                  ARTICLE 12.
                     SUBORDINATION OF SUBSIDIARY GUARANTEE

Section 12.01. Agreement to Subordinate.

          Each Guarantor agrees, and each Holder by accepting a Note agrees, that all Obligations under the Subsidiary Guarantees shall be subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of all Senior Debt of such Guarantor, whether outstanding on the date hereof or thereafter incurred, that the subordination is for the benefit of, and shall be enforceable directly by, the holders of the Senior Debt of such Guarantor (whether outstanding on the date hereof or hereafter created, incurred assumed or guaranteed).

Section 12.02. Liquidation; Dissolution; Bankruptcy.

          Upon any distribution to creditors of any Guarantor in a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, an assignment for the benefit of creditors or any marshalling of such Guarantor's assets and liabilities:

          (a) the holders of Senior Debt of such Guarantor will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders will be entitled to receive any payment with respect to the respective Subsidiary Guarantees (except that Holders may receive and retain (i) Permitted Junior Securities and (ii) payment and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

          (b) and until all Obligations with respect to Senior Debt of any Guarantor (as provided in subsection (a) above) are paid in full, any distribution to which the Holders would be entitled but for this Article 12 shall be made to the holders of Senior Debt of such Guarantor (except that Holders may receive and retain Permitted Junior Securities and payments made from the defeasance trust created pursuant to Section 8.01 hereof).

Section 12.03. Default on Designated Senior Debt.

          No Guarantor shall make any payment upon or in respect of the Subsidiary Guarantees (except in Permitted Junior Securities or from any defeasance trust created pursuant to Section 8.01 hereof) if:

          (a) a default in the payment of the principal of, or interest on Designated Senior Debt of such Guarantor occurs and is continuing beyond any applicable period of grace; or

          (b) any other default occurs and is continuing with respect to Designated Senior Debt of such Guarantor that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a Payment Blockage Notice from such Guarantor or the holders of any Designated Senior Debt. Payments on the Subsidiary Guarantees may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt of such Guarantor has been accelerated. No new Payment Blockage Notice shall be effective for purposes of this Section unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

Section 12.04. Acceleration of Subsidiary Guarantees.

         If payment of any Subsidiary Guarantee is accelerated because of an Event of Default, such Guarantor shall promptly notify the Representatives of Senior Debt of such Guarantor of the acceleration.

Section 12.05. When Distribution Must be Paid Over.

         In the event that the Trustee or any Holder of a Subsidiary Guarantee receives any payment of any Obligations with respect to a Subsidiary Guarantee at a time when such payment is prohibited by Section 12.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt of such Guarantor as their interests may appear or their Representative under this Indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt of such Guarantor remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of such Guarantor.

         With respect to the holders of Senior Debt of any Guarantor, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Debt of such Guarantor shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of any Guarantor.

Section 12.06. Notice by Guarantor.

         Each Guarantor shall promptly notify the Trustee and the Paying Agent of any facts known to such Guarantor that would cause a payment of any Obligations with respect to its Subsidiary Guarantee to violate this Article 12, which notice shall specifically refer to this Article 12, but failure to give such notice shall not affect the subordination of any Subsidiary Guarantee to the Senior Debt of such Guarantor as provided in this Article 12.

Section 12.07. Subrogation.

          After all Senior Debt of the Guarantors is paid in full and until the Notes are paid in full, Holders of the Subsidiary Guarantees shall be subrogated to the rights of holders of Senior Debt of the Guarantors to receive distributions applicable to Senior Debt of the Guarantors to the extent that distributions otherwise payable to the Holders of the Subsidiary Guarantees have been applied to the payment of Senior Debt of the Guarantors. A distribution made under this Article to holders of Senior Debt of the Guarantors that otherwise would have been made to Holders of the Subsidiary Guarantees is not, as between the Guarantors and Holders of the Subsidiary Guarantees, a payment by the Guarantors on the Subsidiary Guarantees.

Section 12.08. Relative Rights.

          This Article defines the relative rights of Holders of the Subsidiary Guarantees and holders of Senior Debt of the Guarantors. Nothing in this Indenture shall:

          (a) impair, as between the Guarantors and Holders of the Subsidiary Guarantees, the obligations of the Guarantors, which are absolute and unconditional, to pay principal of and interest on the Notes in accordance with the terms of the Subsidiary Guarantees;

          (b) affect the relative rights of Holders of the Subsidiary Guarantees and creditors of any Guarantor other than their rights in relation to holders of Senior Debt; or

          (c) prevent the Trustee or any Holder of the Subsidiary Guarantees from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of the Subsidiary Guarantees.

          If any Guarantor fails because of this Article to pay principal of or interest on a Note on the due date in accordance with the terms of the Subsidiary Guarantees, the failure is still a Default or Event of Default.

Section 12.09. Subordination May Not be Impaired by Guarantor.

          No right of any holder of Senior Debt of any Guarantor to enforce the subordination of the Indebtedness evidenced by the Subsidiary Guarantees shall be impaired by any act or failure to act by such Guarantor or any Holder or by the failure of such Guarantor or any Holder to comply with this Indenture.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt of any Guarantor, or any of them, may, at any time and from time to time, without the consent of or notice to the Holders of the Subsidiary Guarantees, without incurring any liabilities to any Holder of any Subsidiary Guarantees and without impairing or releasing the subordination and other benefits provided in this Indenture or the obligations of the Holders of the Subsidiary Guarantees to the holders of the Senior Debt of such Guarantor, even if any right of reimbursement or subrogation or other right or remedy of any Holder of Subsidiary Guarantees is affected, impaired or extinguished thereby, do any one or more of the following:

          (a) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any Senior Debt, any security therefor or guaranty thereof or any liability of any obligor thereon (including any guarantor) to such holder, or any liability incurred directly or indirectly in respect thereof or otherwise amend, renew, exchange, extend, modify, increase or supplement in any manner any Senior Debt or any instrument evidencing or guaranteeing or securing the same or any agreement under which Senior Debt is outstanding;

          (b) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing Senior Debt or any liability of any obligor thereon, to such holder, or any liability incurred directly or indirectly in respect thereof;

          (c) settle or compromise any Senior Debt or any other liability of any obligor of the Senior Debt to such holder or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, Senior Debt) in any manner or order; and

          (d) fail to take or to record or to otherwise perfect, for any reason or for no reason, any lien or security interest securing Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other person, elect any remedy and otherwise deal freely with any obligor and any security for the Senior Debt or any liability of any obligor to such holder or any liability incurred directly or indirectly in respect thereof.

Section 12.10. Distribution or Notice to Representative.

          Whenever a distribution is to be made or a notice given to holders of Senior Debt of any Guarantor, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of any Guarantor referred to in this Article 12, the Trustee and the Holders of the Subsidiary Guarantees shall be entitled to rely upon any order or decree made by any court of competent jurisdiction so long as such order or decree recognizes the provisions of this Article 12 or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of the Subsidiary Guarantees for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt of any Guarantor and other Indebtedness of the Company or any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

Section 12.11. Rights of Trustee and Paying Agent.

          Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes or the Subsidiary Guarantees, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes or the Subsidiary Guarantees to violate this Article 12. Only the Company, the Guarantors or a Representative may give the notice. Nothing in this Article 12 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

          The Trustee in its individual or any other capacity may hold Senior Debt of any Guarantor with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 12.12. Authorization to Effect Subordination.

          Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 12, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.09 hereof at least 30 days before the expiration of the time of such claim, the Representatives of the Designated Senior Debt, including debt under the Credit Facility, are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 12.13. Amendments.

          (a) The provisions of this Article 12 shall not be amended or modified without the written consent of the holders of all Senior Debt of the Guarantors.

          (b) Any amendment to the provisions of this Article 12 shall require the consent of the Holders of at least 75% in aggregate amount of Notes then outstanding if such amendment would adversely affect the rights of the Holders of Subsidiary Guarantees.

                                  ARTICLE 13.
                          SATISFACTION AND DISCHARGE

Section 13.01. Satisfaction and Discharge.

          This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)       either:

          (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

          (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee sufficient shares of Common Stock and, if applicable, cash in trust solely for the benefit of the Holders, in amounts as will be sufficient to discharge the entire redemption or conversion obligations, as applicable, of the Company in respect of the Notes not delivered to the Trustee for cancellation;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited Common Stock, and if applicable, cash towards the conversion or redemption obligations of the Company at the Stated Maturity or the Redemption Date, as the case may be.

     In addition, the Company must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

     Notwithstanding the satisfaction and discharge of this Indenture, if shares of Common Stock and, if applicable, cash shall have been deposited with the Trustee pursuant to subclass (b) of clause (1) of this Section, the provisions of Section 8.06 shall survive.

Section 13.02. Application of Trust Money.

     Subject to the provisions of Section 8.06, all money, Government Securities and Common Stock deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (including a conversion payment) and interest for whose payment such money, Government Securities and Common Stock has been deposited with the Trustee; but such money, Government Securities and Common Stock need not be segregated from other funds except to the extent required by law.

     If the Trustee or Paying Agent is unable to apply any money, Government Securities or Common Stock in accordance with Section 13.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's Obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01; provided that if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, Government Securities or Common Stock held by the Trustee or Paying Agent.

                                  ARTICLE 14.
                                  CONVERSION

Section 14.01. Mandatory Conversion.

     On the Conversion Date, all Notes then outstanding shall be converted into shares of Common Stock pursuant to the provisions of this Article 14.

Section 14.02. Conversion Procedure; Conversion Rate; Fractional Shares.

     (a) Each Note shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. The number of shares of Common Stock which shall be delivered upon conversion of each $1.00 in principal amount of Notes shall be equal to (a) 270,275,706 shares of Common Stock, divided by (b) the aggregate principal amount of such Notes (including Additional Notes) plus all accrued and unpaid interest thereon.

     (b) No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional shares of Common Stock, which would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) or such shares of Common Stock in an amount equal to the number of shares of Common Stock (and any fraction thereof) that would have been deliverable but for the provisions of this clause (b), multiplied by the Closing Price Per Share of the Common Stock on the last Trading Day prior to the Conversion Date.

     (c) Each Holder shall, within five Business Days after the Conversion Date, surrender such Holder's Note(s) duly endorsed or assigned to the Company or in blank, at the office of the Conversion Agent (each, a "Place of
                                                             --------
Conversion"), and shall deliver to the Company a written notice substantially in
----------
the form set forth in the form of Note attached hereto as part of Exhibit A (or such other notice as is acceptable to the Company) stating the principal amount of Notes to be converted and the name or names (with addresses), if different from that of the Holder, in which such Holder wishes the certificate or certificates for Common Stock to be issued. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at such office or place to such Holder, or to such Holder's nominee or nominees hereunder, a certificate or certificates for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share to which such Holder would otherwise be entitled. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the register kept by the Registrar are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or the register kept by the Registrar. A Note shall be deemed to have been converted immediately prior to the close of business on the Conversion Date, and, at such time, the rights of the Holder of such Note as Holder shall cease and the Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock.

Section 14.03. Reserved.

Section 14.04. Reserved.

Section 14.05. Reserved.

Section 14.06. Reserved.

Section 14.07. Company To Reserve Stock: Registration; Listing.

     (a) The Company shall prior to the Conversion Date reserve and make available, free from preemptive rights, out of its authorized but unissued shares of Common Stock (and/or treasury shares), for the purpose of effecting the conversion of the Notes, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all outstanding Notes into such Common Stock at the Conversion Date (assuming that, at the time of the computation of such number of shares or securities, all the Notes would be held by a single Holder); provided, however, that nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the Notes by delivery of purchased shares of Common Stock which are held in the treasury of the Company. The Company shall prior to the Conversion Date, in accordance with the laws of the State of Delaware, use its best efforts to cause the authorized amount of the Common Stock to be increased if the aggregate of the authorized amount of the Common Stock remaining unissued and the issued shares of such Common Stock in its treasury (other than any such shares reserved for issuance in any other connection) shall not be sufficient to permit the conversion of all Notes.

     (b) If any shares of Common Stock which would be issuable upon conversion of Notes hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. The Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Notes prior to such delivery upon the principal national or regional securities exchange, if any, upon which the outstanding Common Stock is listed on the Nasdaq National Market, if applicable, at the time of such delivery.

Section 14.08. Taxes on Conversion.

     Except as provided in the next sentence, the Company shall pay any and all documentary, stamp or similar issue or transfer taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax or duty which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that in which the Notes so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 14.09. Covenant as to Common Stock.

     The Company agrees that all shares of Common Stock which may be issued and delivered upon conversion of the Notes will, upon issuance, have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 14.08, the Company will pay all taxes, liens and charges with respect to the issue thereof.

Section 14.10. Company Determination Final.

     Any determination that the Company or the Board of Directors of the Company must make pursuant to this Article is conclusive.

Section 14.11. Trustee's Disclaimer.

     The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company's failure to comply with this Article. Each Conversion Agent other than the Company shall have the same protection under this Section as the Trustee.

Section 14.12. Cancellation of Converted Notes.

     All Notes delivered for conversion shall be delivered to the Trustee or its agent to be cancelled by or at the direction of the Trustee, which shall dispose of the same in accordance with Section 2.11.

                                  ARTICLE 15.
                         MEETINGS OF HOLDERS OF NOTES

Section 15.01. Purposes for Which Meetings May Be Called.

     A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders.

Section 15.02. Manner of Calling Meetings.

     The Trustee may at any time call a meeting of Holders to take any action specified in Section 15.01, to be held at such time and at such place in the City of New York, New York as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in the manner provided for in Section 16.02 not less than 20 nor more than 60 days prior to the date fixed for the meeting.

Section 15.03. Call of Meeting by the Company or the Holders.

     In case at any time the Company pursuant to a Board Resolution or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of Holders to take any action authorized in Section 15.01 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 20 days after receipt of such request, or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or such Holders in the amount above specified, as the case may be, may determine the time and place in the City of New York, New York for such meeting and may call such meeting to take any action authorized in Section 15.01, by mailing (and publishing, if required) notice thereof as provided in Section 15.02.

Section 15.04. Who May Attend and Vote at Meetings.

     To be entitled to vote at any meeting of Holders, a Person shall be:

     (a)  a Holder of one or more Notes, or

     (b) a Person appointed by an instrument in writing as proxy by the Holder or Holders of one or more Notes.

     The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 15.05. Quorum; Action.

     The Persons entitled to vote a majority in principal amount of the outstanding Securities shall constitute a quorum for a meeting of Holders; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Securities, the Persons entitled to vote such specified percentage in principal amount of the outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of the Holders, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 15.02, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of any adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Securities which shall constitute a quorum.

     Except as limited by the proviso to Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of not less than a majority in principal amount of the outstanding Securities; provided, however, that, except as limited by the proviso to Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of not less than such specified percentage in principal amount of the outstanding Securities.

     Any resolution passed or decision taken at any meeting of Holders duly held in accordance with this Section shall be binding on all the Holders and the related coupons, whether or not such Holders were present or represented at the meeting.

     Notwithstanding the foregoing provisions of this Section 15.05, if any action is to be taken at a meeting of Holders with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all outstanding Securities affected thereby:

          (i)  there shall be no minimum quorum requirement for such meeting;
     and

          (ii) the principal amount of the outstanding Securities that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

Section 15.06. Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights - Adjournment.

     Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved by the register kept by the Registrar and the appointment of any proxy shall be proved in the manner specified in Section 16.04; provided, however, that such regulations may provide that written instruments appointing proxies regular on their face, may be presumed valid and genuine without the proof herein above or in said Section
16.04 specified. The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 15.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

     At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy. Any meeting of Holders duly called pursuant to the provisions of Section 15.02 or 15.03 may be adjourned from time to time, and the meeting may be held so adjourned without further notice. At any meeting of Holders, the presence of Persons holding or representing Notes in principal amount sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the Persons holding or representing a majority in principal amount of the Notes represented at the meeting may adjourn such meeting with the same effect for all intents and purposes, as though a quorum had been present.

Section 15.07. Manner of Voting at Meetings and Record to Be Kept.

     The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amount or amounts of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 15.02. The record shall show the principal amount or principal amounts of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one copy thereof shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 15.08. Exercise of Rights of Trustee and Holders Not to Be Hindered or Delayed.

     Nothing contained in this Article 15 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrances or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

                                  ARTICLE 16.
                                 MISCELLANEOUS

Section 16.01. Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 16.02. Notices.

     Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company and/or any Guarantor:

                         Aviation Sales Company
                         623 Radar Road
                         Greensboro, NC 27410
                         Telecopier No.: (336) 664-0339
                         Attention: Roy T. Rimmer, Jr., Chairman

     With a copy to:

                         Akerman, Senterfitt & Edison, P.A.
                         SunTrust International Center, 28th Floor
                         One Southeast Third Avenue
                         Miami, FL 33131
                         Telecopier No.: (305) 374-5095
                         Attention: Philip B. Schwartz

     If to the Trustee:

                         HSBC Bank USA
                         452 Fifth Avenue, New York, New York 10018
                         Telecopier No.: (212) 525-1300
                         Attention: Issuer Services

     With a copy to:

                         Pryor Cashman Sherman & Flynn LLP
                         410 Park Avenue, New York, New York 10022
                         Telecopier No. (212) 326-0806
                         Attention: Ronald T. Sarubbi, Esq.

     The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 16.03. Communication by Holders with Other Holders.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 16.04. Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary pubic or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership, principal amount and serial numbers of Notes, and the dates of commencement and termination of holding of same, shall be proved by the register kept by the Registrar.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

     (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall be effective pursuant to the provisions of this Indenture not later than nine months after the record date.

Section 16.05. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 16.06) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 16.06) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 16.06. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, that Person has made such examination or investigation as is necessary to such Person him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 16.07. Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 16.08. Anti-Dilution

     (a) In case the Company shall at any time after the date of this Agreement
(i) declare a dividend on the outstanding Common Stock in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), (v) issue rights, options, or warrants to all holders of its Common Stock generally entitling them to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion price per share, if a security convertible into or exchangeable for Common Stock) less than the "current market price" (as defined in Section 16.08(b) hereof) per share of Common Stock on the record date established for the issuance of such rights, options or warrants, or (vi) distribute to all holders of Common Stock generally (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (other than cash dividends distributions and dividends payable in shares of Common Stock), subscription rights, options, or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, then, in each case, the number and kind of shares of Common Stock receivable pursuant to Sections 3.07, 3.09, 4.10, 4.15 and 14.02 hereof ("Affected Provisions"), in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification shall be proportionately adjusted. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) For the purpose of any computation under Sections 16.08(a) hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days ending three (3) days prior to such date. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national or regional securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national or regional securities exchange, the highest reported bid price as furnished by the Nasdaq National Market. If on any such date the Common Stock is not quoted on the Nasdaq National Market or any such organization, the closing price shall be deemed to be the average of the closing bid and asked prices in the over-the-counter market as reported on the Bulletin Board maintained by the National Association of Securities Dealers, Inc., or if no such quotation is available as reported by the National Quotation Bureau, or if no such quotation is available, the fair value of the Common Stock on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error.

     (c) All calculations under this Section 16.08 shall be made to the nearest one-thousandth of a share, as the case may be. The Trustee shall not be obligated to recalculate, recompute or reconfirm any such calculations.

     (d) In case of any capital reorganization of the Company, or of any reclassification of the Common Stock, or, subject to the provisions of Section
4.15 and Article 5 hereof, in the case of the consolidation of the Company with or the merger of the Company into any other corporation or of the sale, transfer, or lease of the properties and assets of the Company as, or substantially as, an entirety to any other corporation or other entity, each Affected Provision shall, after such capital reorganization, reclassification of Common Stock, consolidation, merger, sale, transfer, or lease, operate to entitle each Holder to receive, on the same terms and conditions specified therein, the number of shares of stock or other securities, assets, or cash to which a holder of the number of shares receivable (at the time of such capital reorganization, reclassification of Common Stock, consolidation, merger, sale, transfer, or lease) upon operation of such Affected Provision would have been entitled upon such capital reorganization, reclassification of Common Stock, consolidation, merger, sale, transfer, or lease; and in any such case, if necessary, the provisions set forth in this Section 16.08 with respect to the rights and interests thereafter of the holders of the Notes shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock, other securities, assets or cash thereafter deliverable pursuant to the Affected Provisions. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the Common Stock for the purposes of this subsection. The Company shall not effect any such consolidation, merger, transfer, or lease, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the Corporation purchasing, receiving, or leasing such assets or other appropriate corporation or entity shall expressly assume, by written instrument, the obligation to deliver to the holder of each Note such shares of stock, other securities, assets or cash as, in accordance with the foregoing provisions, such Noteholders may be entitled to receive and to perform the other obligations of the Company under this Agreement.

Section 16.09. No Personal Liability of Directors, Officers, Employees and Stockholders.

     No past, present or future director, officer, employee, incorporator or shareholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Section 16.10. Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF

CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 16.11. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 16.12. Successors.

     All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.05.

Section 16.13. Severability.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 16.14. Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 16.15. Table of Contents, Headings, etc.

     The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                        [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the day and year first above written.


                                            AVIATION SALES COMPANY


                                            By:   ______________________________
                                            Name:
                                            Title:



                                            HSBC BANK USA, as Trustee


                                            By:   ______________________________
                                            Name:
                                            Title:

                                   EXHIBIT A

          8.00% Senior Subordinated Convertible PIK Notes due , 2006

                                                               CUSIP ___________

No.  _________                                                       $_________

         AVIATION SALES COMPANY promises to pay to ____________________ or registered assigns, the principal sum of __________________________________
Dollars on _____________, 2006.

         Interest Payment Dates: [      ] and [      ]

         Record Dates: [        ] and [         ]

Dated: _________


                                    AVIATION SALES COMPANY



                                    By: ________________________________________
                                        Name:
                                        Title:




This is one of the Notes referred to

in the within-mentioned Indenture:



HSBC BANK USA, as Trustee





By: ___________________________

    Authorized Officer

                                  Exhibit A-1

                            AVIATION SALES COMPANY
   8.00% Senior Subordinated Convertible PIK Notes due [____________], 2006

[If this is a Global Note, include the following legend pursuant to the provisions of the Indenture:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 9.05 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED
ARTICLE 2 OR IN WHOLE ONLY PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, AND MAY BE EXCHANGED OR REPLACED IN WHOLE OR IN PART AS PROVIDED IN SECTIONS 2.07 AND
2.10 OF THE INDENTURE (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF AVIATION SALES COMPANY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Aviation Sales Company, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 8.00% per annum, payable in cash or Additional Notes from the date hereof until maturity. The Company will pay interest semi-annually in arrears on [__________] and [__________] of each year, or if any such day is not Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if this
Note is authenticated between a record date referred to in Paragraph 2 and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [_________], 2002. Notwithstanding the foregoing, with respect to any installment of interest on this Note, if the Company does not pay any portion of such installment of interest in cash, the Company shall automatically have been deemed to have paid the balance of such installment in kind, and Additional Notes shall automatically be deemed to have been issued to each such Holder of record in an aggregate principal amount equal to the amount of interest due to such Holder on the applicable Interest Payment Date and not paid in cash. The Company shall thereafter promptly cause to be executed and authenticated such Additional Notes and as set forth in Section 2.02 of the Indenture and deliver such Additional Notes to the Persons entitled thereto (or to the Trustee or the authenticating agent in custody for such Persons). To the extent any Redemption Consideration is not paid subsequent to demand therefore subsequent to the existence and continuance of an Event of Default hereunder, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on the past due Redemption Consideration from time to time on demand at a rate that is 1% per annum in excess of the

                                  Exhibit A-2
interest rate stated in the first sentence of this paragraph, to the extent lawful. Additional Notes issued in accordance with the terms hereof shall not constitute unpaid amounts hereunder. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company will pay interest on the Notes to the Persons who are registered Holders at the close of business on the [_________] or [_________] next preceding the Interest Payment Date (each, a "record date"), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to Defaulted Interest. The Notes will be payable as to principal and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check and/or Additional Notes mailed to the Holders at their addresses set forth in the register of Holders, and provided that to the extent payment is made in cash, it shall be made by wire transfer of immediately available funds with respect to all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. To the extent payment is made in cash, such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT, CONVERSION AGENT AND REGISTRAR. Initially HSBC Bank USA, the Trustee under the Indenture, will act as Paying Agent, Conversion Agent and Registrar. The Company may change any Paying Agent, Conversion Agent or Registrar without notice to any Holders. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Notes under an Indenture dated [_________], 2001 ("Indenture") between the Company, the Guarantors listed on
Schedule I thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company limited to $100,000,000 aggregate principal amount plus the aggregate principal amount of any Additional Notes issued in accordance with Section 1 hereof in lieu of cash interest payments.

     5. OPTIONAL REDEMPTION. Subject to the provisions of the Indenture, the Note may be redeemed, at the Company's option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at any time and from time to time on and after January 1, 2002, for an amount of redemption consideration which shall be equal to (a) a cash component expressed as the percentage (set forth below) of (i) the principal amount of all of the Notes (including Additional Notes) being redeemed plus (ii) the accrued and unpaid interest thereon (through the Redemption Date) and (b) a Common Stock component comprised of a number of shares of Common Stock expressed as the product of (x) the quotient obtained by dividing (1) the principal amount of Notes (including Additional Notes) to be redeemed plus accrued and unpaid interest thereon as of the Redemption Date by
(2) the total aggregate principal amount of all outstanding Notes (including Additional Notes) issued by the Company plus all accrued and unpaid interest thereon, times (y) the number of shares of Common Stock set forth below minus

                                  Exhibit A-3
the number of shares of Common Stock previously issued pursuant to Sections 3.07, 3.09, 4.10 and 4.15 of the Indenture.

                                            Amount of Cash as Percentage of       Initial Number of Shares
                                               Principal Amount of Notes               of Common Stock
                                              (including Additional Notes)         Available to be Issued
        If Redeemed At Any Time During      and accrued and unpaid interest        Ratably to all Holders
              the Following Years                to the Redemption Date                   of Notes
        --------------------------------    ---------------------------------     --------------------------
                     2002                               70.000%                           4,504,595

                     2003                               72.500%                           4,504,595

                     2004                               73.000%                           3,003,063

                     2005                               75.625%                           3,003,063

            2006 prior to maturity                      77.500%                           3,003,063

     Payments due with respect to the Notes on or prior to the Redemption Date will be payable to the Holders of record at the close of business on the relevant record date specified in Paragraph 2, all as provided in the Indenture.

     Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company's option prior to maturity.

     6. MANDATORY REDEMPTION. Except as set forth in Paragraphs 8 and 14 below, the Company shall not be required to make mandatory redemption payments, sinking fund payments or repurchase payments with respect to the Notes.

     7. CONVERSION. Subject to the provisions of the Indenture, this Note will convert on the Conversion Date into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. Subject to the provisions of the Indenture, the number of shares of Common Stock which shall be delivered upon conversion of each $1.00 in principal amount of Notes shall be equal to (a) 270,275,706 shares of Common Stock, divided by (b) the aggregate principal amount of all outstanding Notes (including Additional Notes) plus all accrued and unpaid interest thereon. Within five Business Days after the Conversion Date, the Holder hereof shall surrender this Note, duly endorsed or assigned to the Company or in blank at the Place of Conversion, and accompanied a written notice substantially in the form set forth herein duly executed, to the Company. The Company shall, as soon as practicable thereafter, issue and deliver at the Place of Conversion to the Holder the a certificate or certificates for the full number of shares of Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Note is convertible and such delivery will be deemed to satisfy the

                                  Exhibit A-4

Company's obligation to pay the principal amount of this Note. No fractional shares of Common Stock will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company will pay a cash adjustment as provided in the Indenture.

     8. REPURCHASE AT OPTION OF HOLDER. (a)Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part of each Holder's Notes at a purchase price equal to the amount of cash and Common Stock payable by the Company pursuant to
Section 3.07 of the Indenture as if such Notes were being redeemed by the Company on the date of the Change of Control (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder as required by the Indenture.

     (b) When the aggregate amount of Excess Proceeds from an Asset Sale exceeds $10.0 million, the Company shall be required to make an offer to all Holders of Notes and all holders of pari passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase a principal amount of Notes and such other Indebtedness equal to the amount of such Excess Proceeds, at a purchase price equal to the amount in cash and Common Stock payable by the Company pursuant to Section 3.07 of the Indenture as if such Notes were being redeemed by the Company on the date of the applicable Asset Sale in accordance with the procedures set forth in the Indenture and in the documentation with respect to such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer (including that part of the Excess Proceeds corresponding to the portion of the purchase price payable in Common Stock under such Asset Sale Offer), the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds allocable to the repurchase of the Notes (in relation to any other pari passu Indebtedness containing provisions similar to the provisions of
Section 3.09 hereof), the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that receive an Asset Sale Offer may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     9. NOTICE OF REDEMPTION. Notice of redemption will be given in accordance with the Indenture at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed in accordance with the Indenture. Notes (excluding Additional Notes) in denominations of $1,000 or whole multiples of $1,000 may be redeemed in part but only in whole multiple of $1,000, unless all of the Notes held by a Holder are to be redeemed. Any portion of any Additional Note may be redeemed in whole or in part. On and after the Redemption Date (assuming the Company has made the payment due upon redemption), interest ceases to accrue on Notes or portions thereof called for redemption.

     10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, except that Additional Notes may be issued in other denominations. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may

                                  Exhibit A-5
require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any transfer taxes or similar governmental charges required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not (a) issue, exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes to be redeemed and ending at the close of business on the day of selection or (b) exchange or register the transfer of any Notes during the period between a record date and the next succeeding Interest Payment Date.

     11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or Event of Default in compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented to (i) cure any ambiguity, defect, mistake or inconsistency, (ii) provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder, (iii) provide for the assumption of the Company's or Guarantors' obligations to Holders in the case of a merger or consolidation, or a sale of all or substantially all of the Company's assets, (iv) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder,
(v) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, or (vi) allow any Guarantor to execute a supplemental indenture to the Indenture in respect of a Subsidiary Guarantee.

     13. DISCHARGE, LEGAL DEFEASANCE AND COVENANT DEFEASANCE. This Note is subject to legal defeasance and covenant defeasance, and the Indenture is subject to discharge, all as described in the Indenture.

     14. EVENTS OF DEFAULT. Events of Default include: (i) failure to pay principal of, on the Notes when due (whether nor not prohibited by Article 10 or Article 12) of the Indenture; (ii) failure to pay interest on the Notes when due, if such failure continues for a period of 30 days (whether or not prohibited by Article 10 or Article 12 of the Indenture); or to the extent interest is deemed paid in Additional Notes, failure to issue and deliver such Additional Notes within 30 days after such interest is deemed paid; (iii) failure by the Company or any of its Subsidiaries to comply with Sections 4.07, 4.09, 4.10 and 4.15 of the Indenture; (iv) failure by the Company or any of its Subsidiaries for 60 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes to comply with any of the other agreements in the Indenture or the Notes; (v) failure by the Company or any of its Subsidiaries to pay when due the principal of, or interest on (prior to the expiration of any applicable grace period), or acceleration of, any debt for money borrowed by the Company or any of its Subsidiaries that is,

                                  Exhibit A-6
in the aggregate, equal to or greater than $10 million; (vi) failure by the Company or any of its Subsidiaries to pay final judgments (including foreign judgments only to the extent enforcement thereof is sought in the United States or in any foreign jurisdiction where the Company owns assets of $10.0 million or more) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries described in the Indenture; and (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

         If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, an acceleration shall automatically be deemed to occur as to all outstanding Notes without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

         The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of principal of, or interest on the Notes (including in connection with an offer to purchase as required by the terms of the Indenture); provided however, that Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         15. PARTIAL REDEMPTION, REPURCHASE OR CONVERSION. In the event of a redemption, repurchase or conversion of this Note in part only, a new Note or Notes in the principal amount equal to the unredeemed, unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof upon cancellation hereof.

         16. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company

                                  Exhibit A-7
or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         17. NO RECOURSE AGAINST OTHERS. A past, present or future director, officer, employee, incorporator or shareholder of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         18. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent appointed in accordance with the Indenture.

         19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices relating to redemption and repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice relating to redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                            Aviation Sales Company
                            623 Radar Road
                            Greensboro, N.C. 27410
                            Telecopier No.: (336) 664-0339
                            Attention: Chairman

                                  Exhibit A-8

                                ASSIGNMENT FORM

To assign this Note, fill in the form below:

     (I) or (we) assign and transfer this Note to:
                                                    ____________________________
                                                    (Insert assignee's legal
                                                    name)


________________________________________________________________________________

                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

             (Print or type assignee's name, address and zip code)


and irrevocably appoint ________________________________________________________

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ____________________
                                      Your
                                      Signature:________________________________
                                                (Sign exactly as your name
                                                appears on the face of this
                                                Note)

Signature Guarantee*: _____________________



* Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                                  Exhibit A-9

                               CONVERSION NOTICE

         The undersigned Holder of this Note hereby delivers this Note for conversion into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Notes are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all applicable transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Dated: _________________

                                  ______________________________________________
                                  Signature(s)*

                                           Signature(s) must be guaranteed by an
                                           Eligible Guarantor Institution with
                                           membership in an approved signature
                                           guarantee program pursuant to Rule
                                           17Ad-15 under the Securities Exchange
                                           Act of 1934.

                                  ______________________________________________
                                  Signature Guaranteed



If shares or Notes are to be registered in the name of a Person other than the Holder, please print such Person's name and address:

         Name:    ________________________________________

         Address: ________________________________________

                  ________________________________________

                  ________________________________________

         Social Security or other Identification Number, if any:________________

*NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                 Exhibit A-10

                     OPTION OF HOLDER TO ELECT REPURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

                      [ ] Section 4.10  [ ] Section 4.15

         The undersigned hereby directs the Trustee or the Company to pay to the undersigned an amount in cash and Common Stock in respect of the principal amount of this Note to be repurchased (as set forth below), plus interest, if any, accrued to the repurchase date, as provided in the Indenture, at a purchase price specified in the applicable Section of the Indenture that is (checked above).

Dated: _____________________
                                  ______________________________________________
                                  Signature(s)*

                                       Signature(s) must be guaranteed by an
                                       Eligible Guarantor Institution with
                                       membership in an approved signature
                                       guarantee program pursuant to Rule
                                       17Ad-15 under the Securities Exchange Act of 1934.

                                  ______________________________________________
                                  Signature Guaranteed


Principal amount of this Note to be repurchased: ___________________

If less than all of the principal amount of this Note is to be repurchased:

         Remaining principal amount following such repurchase:

         ____________________________________

         Serial number of Note to be repurchased in part:

         ____________________________________

         Name (and address) of the Person in which the portion of this Note to remain outstanding is to be registered:
         Name:    ____________________________________
         Address: ____________________________________
                  ____________________________________
                  ____________________________________

         Social Security or other Identification Number, if any: _______________

*NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                 Exhibit A-11

            [SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:]*

                                                                           Principal Amount of       Signature of
                           Amount of decrease    Amount of increase in      this Global Note      authorized officer
                           in Principal Amount      Principal Amount         following such           of Trustee
    Date of Exchange       of this Global Note    of this Global Note    decrease (or increase)   or Note Custodian
    ----------------       -------------------    -------------------    ----------------------   -----------------





















* To be inserted only in Global Notes.

                                 Exhibit A-12

                                   EXHIBIT B
                        FORM OF SUPPLEMENTAL INDENTURE
                   TO BE DELIVERED BY SUBSEQUENT GUARANTORS

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of Aviation Sales Company (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and HSBC Bank USA, as Trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the
Trustee an indenture (the "Indenture"), dated as of [         ], 2001, providing
for the issuance of an aggregate principal amount of up to $100,000,000 of 8.00% Senior Subordinated Convertible PIK Notes due 2006 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

               (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                    (i) the principal of and interest on the Notes will be promptly paid in full when due, whether by acceleration, redemption, repurchase or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                                  Exhibit B-1

                    (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, subject to the limitations set forth in the Indenture. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

               (b) The Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

               (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

               (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all Obligations of a Guarantor under the Indenture.

               (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

               (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby.

               (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and
         (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee (subject to any subsequent rescission or cancellation of any acceleration in accordance with Section 6.02 of the Indenture).

                                  Exhibit B-2

               (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

               (i) Pursuant to Section 11.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy Law or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under Article 11 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the Obligations of such Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

         3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that its Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         4. TERMS TO REMAIN IN EFFECT. Except as waived or amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture, as amended and supplemented by this Supplemental Indenture. This Supplemental Indenture will become operative upon its execution and delivery by the parties hereto.

         5.    GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

         (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not the Guaranteeing Subsidiary is the surviving Person) another Person, whether or not affiliated with the Guaranteeing Subsidiary, unless:

               (i) Except in the case of a merger of the Guaranteeing Subsidiary with or into the Company or another Guarantor but subject to Section __________ hereof, the Person formed by or surviving any such consolidation or merger (if other than the Guaranteeing Subsidiary or the Company) unconditionally assumes all the Obligations of the Guaranteeing Subsidiary under the Notes, the Indenture and the Subsidiary Guarantee, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, on the terms set forth herein or therein;

               (ii) immediately after giving effect to such transaction, no Default or Event of Default exists;

               (iii) except in the case of a merger of the Guaranteeing Subsidiary with or into the Company or another Guarantor, the Guaranteeing Subsidiary, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the

                                  Exhibit B-3

         Consolidated Net Worth of the Guaranteeing Subsidiary immediately preceding the transaction; and

               (iv) except in the case of a merger of the Guaranteeing Subsidiary with or into the Company or another Guarantor, the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section
         4.09 hereof.

         (b) In case of any such consolidation or merger and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as the Guaranteeing Subsidiary. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

         (c) Except as set forth in Article 5, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of the Guaranteeing Subsidiary with or into the Company or another Guarantor, or shall prevent any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all the assets of the Guaranteeing Subsidiary to the Company or another Guarantor.

         6.    RELEASES.

         In the event of (i) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, (ii) a sale or other disposition of all the Capital Stock of any Guarantor or (iii) any Subsidiary Guarantor being designated as an Unrestricted Subsidiary in accordance with this Indenture, then such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee, and in the case of clause (i), the acquiror shall not have any liability under this Indenture; provided that, in the case of a sale or other disposition, the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section
4.10 hereof. Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

         Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

                                  Exhibit B-4

         7. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or other agent of the Guaranteeing Subsidiary, as such, shall have any liability for any Obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         8. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         9. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         10. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         11. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

                                        [GUARANTEEING SUBSIDIARY]

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        AVIATION SALES COMPANY

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        [EXISTING GUARANTORS]

                                        By: ____________________________________

                                  Exhibit B-5

                                            Name:
                                            Title:


                                        HSBC BANK USA
                                            as Trustee

                                        By: ____________________________________
                                            Name:
                                            Title:

                                  Exhibit B-6

                                  SCHEDULE I
                            SCHEDULE OF GUARANTORS

         The following schedule lists each Guarantor under the Indenture as of the original issue date:

         Aero Hushkit Corporation

         Aerocell Structures, Inc.

         Aircraft Interior Design, Inc.

         Aviation Sales Distribution Services Company

         Aviation Sales Finance Company

         Aviation Sales Leasing Company

         Aviation Sales Property Management Corp.

         Aviation Sales SPSI, Inc.

         AVS/CAI, Inc.

         AVS/M-1, Inc.

         AVS/M-2, Inc.

         AVS/M-3, Inc.

         AVSRE, L.P.

         Hydroscience, Inc.

         Timco Engine Center, Inc.

         Timco Engineered Systems, Inc.

         Triad International Maintenance Corporation

         Whitehall Corporation

                                 Schedule I-1